News from

Buckeye

FOR IMMEDIATE RELEASE
Contacts:                                          Steve Dean
Sr. Vice President
and Chief Financial Officer
901-320-8352

Shirley Spears
Investor Relations
901-320-8125

Website:  www.bkitech.com

BUCKEYE CEO TO PARTICIPATE IN UBS GLOBAL PAPER & FOREST PRODUCTS CONFERENCE

MEMPHIS, TN September 13, 2007 - Buckeye Technologies Inc. (NYSE:BKI) today announced that John B. Crowe, Chairman and Chief Executive Officer, will participate  in the UBS Global Paper & Forest Products Conference in New York City on Wednesday, September 19, 2007, at 12:30 p.m. (ET).

A live audio webcast of Mr. Crowe's remarks and a copy of presentation materials will  be accessible at www.ibb.ubs.com and www.bkitech.com respectively.  A replay of the audio webcast will be available 3 hours after the presentation and will be available until October 19, 2007.  To access the audio webcast, use the Conference link and then follow the link for Webcast under the Global Paper & Forest Products Conference heading.

Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA.  The Company currently operates facilities in the United States, Germany, Canada, and Brazil.  Its products       are sold worldwide to makers of consumer and industrial goods.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company’s operations, financing, markets, products, services and prices, and other factors.  For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.